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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                   FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                January 7, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                                  MEDTECH, INC.
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter



          Nevada                   33-8420-D              84-1037630
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
      of Incorporation             Number                    Number



                        20750 Ventura Boulevard, Suite 202
                        Woodland Hills, California  91364
            ----------------------------------------------------------
            Address of Principal Executive Offices, Including Zip Code



                                 (818) 710-9813
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code



                                High Hopes, Inc.
            5770 South Beech Court, Greenwood Village, Colorado 80121
           -----------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.
-------  ---------------------------------

     On January 7, 1999, Medtech, Inc. (formerly "High Hopes, Inc.") (the "Company") completed the acquisition of certain rights to a JAVA-based, on-line healthcare management system in exchange for 41,417,176 shares (post-split) of the Company's common stock (approximately 80% of the shares now outstanding). In connection with this transaction, the Company completed a 5 for 1 forward stock split having a record date of January 4, 1999.

     The stock issuance was made pursuant to a Stock Acquisition and Technology Transfer Agreement ("Agreement") between the Company and Sanga e-Health LLC ("SEH"). The terms of the Agreement were the result of negotiations between the managements of the Company and SEH. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinion or evaluation.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the schedules thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     As a result of the transaction with SEH and the issuance of the 41,417,176 shares of the Company's common stock, following are those persons known by the Company to own 5% or more of the Company's Voting Stock:

                                                        Percent of
                                 Number of              Outstanding
   Name and Address             Voting Shares          Voting Shares
   ----------------             -------------          -------------

Sanga e-Health LLC               41,417,176 (1)           80.0%
Suite 700
600 Wilshire Boulevard
Los Angeles, CA  90017

Trayton Securities LLC            4,000,000                7.7%
Suite 70
8306 Wilshire Boulevard
Beverly Hills, CA  90211

Mitchell J. Stein                41,417,176 (1)            80.0%
Suite 700
600 Wilshire Boulevard
Los Angeles, CA  90017

John F. Andrews                  41,417,176 (1)            80.0%
Building 300, Suite 100
10151 Deerwood Park Blvd.
Jacksonville, FL  32256

All Directors and Officers       41,417,176 (1)            80.0%
as a Group
___________________

(1) These shares are beneficially owned by Messrs. Stein and Andrews by virtue of their positions as Managers of Sanga e-Health LLC.


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     Effective on the closing of the acquisition, the Company's Officers and
Directors were as follows:

                   John F. Andrews - President and Director

     John F. Andrews has served as Chief Executive Officer of Sanga International Inc. since April 1998. Mr. Andrews is responsible for setting Sanga's strategic business direction and overseeing the firm's global operations.

     Prior to joining Sanga, Mr. Andrews was Chief Information Officer of CSX Corporation and Chief Executive Officer of CSX Technology. Under John Andrews' leadership, "CIO Magazine" named CSX Corporation as one of its top Information Technology (IT) achievers in 1996, 1997 and 1998. During the same period, CSX Corporation was also named as one of the Top 100 IT Organizations by "Computerworld."

     Previous to CSX, Mr. Andrews was Vice-President and General Manager of several business units at GTE, including health, government and telecommunications.

     John Andrews holds a Bachelor's Degree in Business Administration from Whitworth College and a Master's of Business Administration from the University of Puget Sound.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
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General
-------

     On January 7, 1999, the Company acquired certain rights to a JAVA-based, on-line, healthcare management system from Sanga e-Health LLC ("SEH") in exchange for 41,417,176 shares of the Company's common stock. SEH is a joint venture which was formed during December 1998 between Sanga International, Inc. ("Sanga") and HealthMed, Inc. ("HealthMed").

     The initial application of the technology acquired by the Company has been in the healthcare industry, but management believes that the technology also has applications in other industries. The Company holds the exclusive right to develop, market and license the software in all industries outside the healthcare industry and the Company has the exclusive right to all non-healthcare proceeds exceeding $5 million.

     The healthcare management system is being marked by Sanga, a leading worldwide provider of JAVA enterprise solutions and packaged applications software. The Company will receive a royalty of 7% of the gross revenues that Sanga receives from licensing the software plus a royalty of 25% of the net revenues received by Sanga. In addition, the Company is to be reimbursed by Sanga for all costs and expenses expended in connection with the operation of its business as it relates to the future development of the software.

     The healthcare management system being marketed under the tradename e-MedSoft.com, was developed by SEH, a joint venture between Sanga and HealthMed. HealthMed's MediManager Healthcare Management System, a comprehensive registration-to-release system with extensive management reporting and fraud elimination capabilities, that has been successfully deployed at major clinics and hospitals in Los Angeles for more than four years, provides the functional basis for the product. Sanga has combined its

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industry leading Sanga Enterprise Solutions 4-tier Distributed Object
Computing platform using the JAVA technology of Sun Microsystems to create the healthcare industry's first enterprise-class, web-developed healthcare management system.

     The Software License Agreement between SEH and Sanga was executed on December 2, 1998, and Sanga has already received software installation contracts with several large healthcare organizations.

Description of e-MedSoft.com
----------------------------

     The e-MedSoft.com solution is a complete healthcare management system. Within it are contained specific applications and functions, including eligibility management, patient care, referral management, claims management, scheduling, census management, utilization management, medical records and reporting. These applications can be implemented in a traditional solution, licensing and housing the software within the medical organization, or via a service provider on a subscription basis. Through the Internet its JAVA-based integrator allows e-MedSoft.com to communicate across diverse platforms and languages, allowing for the interlink of doctors, hospitals, clinics, HMO's, insurance companies, and government agencies. Users with an existing legacy system can, through the Java integrator, easily access and use e-MedSoft.com for communication with other medical facilities. Further, very specialized medical applications on diagnosis, care outcome analysis, knowledge data bases and drug interaction can easily be adapted to, and delivered through, the e-MedSoft.com system.

     Users of e-MedSoft.com will be charged a small up-front installation fee, and an ongoing subscription fee based on transaction volume.

     The e-MedSoft.com product appeals to two basic drivers in the medical industry -- the need to control (and reduce) costs, and the need to manage information, particularly across organizational boundaries. Management believes that the ease and low cost with which it can be implemented, its Internet connectivity, and its ability to allow for the exchange of information across diverse platforms and systems should enable the product to compete favorably with any competing products.

Sanga
-----

     Sanga is a leading worldwide provider of JAVA enterprise solutions and packaged application software with revenues in excess of $30 million during 1998. Sanga operates in 16 countries worldwide, with over 400 employees and contractors.

     Sanga has developed a strategic partnership with Sun Microsystems that is more than two years old. Under several key strategic agreements with Sun, Sanga will continue to co-develop, co-market and co-sell its solutions with Sun to further penetrate its vertical markets. Sun has provided the Company access to Sun's large installed base of pre-qualified customers. To date, the Company and Sun have engaged in extensive joint marketing programs, and Sun has provided the Company with introductions to its key customers which have led to shortened sales cycles. The significance of this relationship is highlighted with Masood Jabbar's, president of Computer Systems, Sun Microsystems, Inc., recent acceptance to join the board of directors of Sanga. Additionally, Sanga enjoys special privileges as a strategic partner through two joint marketing agreements, the U.S. Premier Catalyst Development Program

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(Premier ISV) and the Sun JavaStar Showcase Program.  Only 60 Sun ISV's out of
several thousand are afforded the status of a Premier ISV. As a Premier ISV, Sanga has direct access to Sun's installed customer base and has a dedicated account team that markets Sanga solutions to the Sun Worldwide Field Sales Force. Additionally, Sun develops, in combination with Sanga, specialized internally and externally focused marketing programs that are funded exclusively by Sun.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
-------  -------------------------------------------------------------------

     (a) FINANCIAL INFORMATION OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for Sanga e-Health LLC are not yet available, and will be filed by amendment on or before March 23, 1999.

     (b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before March 23, 1999.

     (c)  EXHIBITS.

          Exhibit 10 Stock Acquisition and Technology Transfer Agreement dated December 22, 1998, between Medtech, Inc. (formerly "High Hopes, Inc.") and Sanga e-Health LLC (filed herewith electronically)




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     MEDTECH, INC.



Dated:  January 19, 1999             By:/s/ John F. Andrews
                                        John F. Andrews, President










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